Exhibit 99.1

4DMT Reports Full Year 2025 Financial Results, Operational Highlights

and Expected Upcoming Milestones

•
Completed enrollment in 4D-150 4FRONT-1 wet AMD Phase 3 trial within approximately 11 months, ahead of initial projections and reflecting strong interest from investigators and patients; topline data expected in H1 2027
•
PRISM wet AMD Phase 2b 2-year data expected in mid-2026 and SPECTRA DME trial 2-year data in H2 2026
•
4D-150 DME global Phase 3 trial initiation expected in Q3 2026
•
$514 million in cash, cash equivalents and marketable securities expected to fund current operating plan into second half of 2028

EMERYVILLE, Calif., March 18, 2026 (GLOBE NEWSWIRE) -- 4D Molecular Therapeutics (Nasdaq: FDMT, 4DMT or the Company), a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients, today reported full year 2025 financial results, provided operational highlights and outlined expected upcoming milestones.

“2025 was a transformative year for 4DMT highlighted by meaningful progress advancing 4D-150 with rapid Phase 3 trial enrollment, presenting strong 4D-150 Phase 1/2 durability data, entering a strategic partnership with Otsuka and strengthening our financial position,” said David Kirn, M.D., Co-founder, President and Chief Executive Officer of 4DMT. “These achievements position us well for execution in 2026 and beyond as we continue toward our goal of redefining the treatment paradigm for retinal vascular disease with 4D-150, with our first pivotal data readout for wet AMD expected in the first half of 2027.”

Recent Corporate Highlights

•
Expanded Leadership to Support Late-Stage Execution and Commercial Readiness
o
Glenn P. Sblendorio joined the 4DMT Board of Directors and will serve on the Compensation and Science & Technology committees
o
Kristian Humer joined as Chief Financial Officer
o
Julie Clark, M.D., was promoted to Chief Medical Officer
o
Katy Barglow, Ph.D., was promoted to Chief Technical Officer
o
Kim Maplestone was promoted to Chief Clinical Operations Officer
o
Chris Simms’ role expanded to Chief Commercial & Business Officer
•
Entered Strategic Partnership with Otsuka Pharmaceutical Co., Ltd. for 4D-150 in Asia-Pacific Region
o
4DMT received $85 million upfront cash payment in the fourth quarter of 2025 and expects to receive at least $50 million of cost sharing from Otsuka over the next three years for development activities supporting global registration

o
The Company is eligible for up to $336 million in potential regulatory and commercial milestones and tiered double-digit royalties
o
4DMT retains full development and commercialization rights for 4D-150 outside the Asia-Pacific region, including in the U.S., Europe and Latin America
•
Strengthened Balance Sheet Position with $118 Million Financing, Extending Cash Runway into H2 2028
o
In October 2025, secured an equity investment from the Cystic Fibrosis (CF) Foundation of up to $11 million in two tranches, with the first tranche of $7.5 million received upfront, to accelerate the development of 4D-710 for the treatment of CF lung disease
o
In October 2025, raised gross proceeds of $10 million from sale of common stock through at-the-market offering facility
o
In November 2025, completed an equity offering with gross proceeds of $100 million before underwriting discounts, commissions and offering expenses, resulting in net proceeds of approximately $93 million

Recent Highlights and Expected Milestones for 4D-150

•
4D-150 for Wet Age-related Macular Degeneration:
o
4FRONT Global Phase 3 Program:
▪
To further the potential for global regulatory success, target enrollment for both the 4FRONT-1 and the 4FRONT-2 Phase 3 clinical trials was increased from 400 to 480 patients per trial
•
Provides approximately 90% power with a noninferiority margin of 4 letters as aligned with the Japan Pharmaceuticals and Medical Devices Agency and European Medicines Agency
▪
4FRONT-1, North American Clinical Trial:
•
Enrollment completed in February 2026 with over 500 patients expected to be randomized; topline data expected in H1 2027
▪
4FRONT-2, Global Clinical Trial:
•
Ex-U.S. site activation and patient screening accelerating across Europe and Asia-Pacific; enrollment remains on track to be completed in H2 2026, with topline data expected in H2 2027
o
PRISM Phase 1/2 Clinical Trial:
▪
Announced positive long-term interim results (data cutoff: August 22, 2025)
•
4D-150 demonstrated consistent and durable benefit across all three patient cohorts as evidenced by maintenance of visual acuity, control of retinal anatomy and reduction of treatment burden at all time points with 1.5-2 years of follow-up
•
Consistent dose response in favor of Phase 3 dose (3E10 vg/eye) continues to be demonstrated across all wet AMD cohorts studied
•
4D-150 continues to be well tolerated with no new safety or intraocular inflammation findings with up to 3.5 years of follow-up
▪
2-year Phase 2b data in a broad patient population, including the recently diagnosed subgroup population most comparable to the 4FRONT Phase 3 population, expected to be presented at a scientific conference in mid-2026
•
4D-150 for Diabetic Macular Edema:
o
2-year SPECTRA Phase 1/2 clinical trial data expected in H2 2026
o
Phase 3 trial design expected mid-2026
o
Global Phase 3 trial initiation expected in Q3 2026

Recent Highlights and Expected Milestones in 4D-710 Program for CF Lung Disease

•
Announced positive long-term interim results from the AEROW Phase 1/2 clinical trial (data cut-off: December 1, 2025)
o
Clinically meaningful lung function activity, measured by ppFEV1 and LCI2.5, with follow-up through 1 year at dose selected for Phase 2
o
Durable CFTR transgene expression within target therapeutic range with follow-up through at least 1 year
•
Phase 2 ongoing, fully funded by the Cystic Fibrosis Foundation, with program update expected in H2 2026

Full Year 2025 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $514 million as of December 31, 2025. Based on our current operating plan, we estimate that our existing cash, cash equivalents and marketable securities, and expected payments under our collaboration agreement with Otsuka, will be sufficient to fund our operating expenses and capital expenditure requirements at least into the second half of 2028.

Collaboration and License Revenue: Collaboration and license revenue was $85 million for the year ended December 31, 2025, as compared to $0 million for the year ended December 31, 2024. This increase was primarily due to the $85 million upfront cash payment related to the Otsuka collaboration agreement.

R&D Expenses: Research and development expenses were $196 million for 2025, as compared to $141 million for 2024. This increase was primarily driven by execution of 4D-150 Phase 3 clinical trials in wet AMD.

G&A Expenses: General and administrative expenses were $49 million for 2025, as compared to $47 million for 2024.

Net Loss: Net loss was $140 million for 2025, as compared to net loss of $161 million for 2024.

About 4DMT

4DMT is a leading late-stage biotechnology company advancing durable and disease-targeted therapeutics with potential to transform treatment paradigms and provide unprecedented benefits to patients. The Company’s lead product candidate 4D-150 is designed to be a backbone therapy forming the foundation of treatment of blinding retinal vascular diseases by providing multi-year sustained delivery of anti-VEGF biologics (aflibercept and anti-VEGF-C) with a single, safe, intravitreal injection, which substantially reduces the treatment burden associated with current bolus injections. The Company’s lead indication for 4D-150 is wet age-related macular degeneration, which is currently in Phase 3 development, and second indication is diabetic macular edema. The Company’s second product candidate is 4D-710, which is the first known genetic medicine to demonstrate successful delivery and expression of the CFTR transgene in the lungs of people with cystic fibrosis after aerosol delivery. 4D Molecular Therapeutics™, 4DMT™, Therapeutic Vector Evolution™, and the 4DMT logo are trademarks of 4DMT.

All of the Company’s product candidates are in clinical or preclinical development and have not yet been approved for marketing by the U.S. Food and Drug Administration or any other regulatory authority. No representation is made as to the safety or effectiveness of the Company’s product candidates for the therapeutic uses for which they are being studied.

Learn more at www.4DMT.com and follow us on LinkedIn.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the therapeutic potential and clinical benefits of, as well as the plans, announcements and related timing for the clinical development of our product candidates, the potential benefits of the strategic partnership with Otsuka, the amount of any potential cost sharing or milestone payments pursuant to the Company’s agreement with Otsuka, the Company’s use of proceeds, the potential benefits of the investment from and collaboration with the CF Foundation, the potential additional second tranche funding from the CF Foundation and statements regarding our financial performance, results of operations and anticipated cash runway. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including risks and uncertainties that are described in greater detail in the section entitled "Risk Factors" in 4D Molecular Therapeutics’ most recent Annual Report on Form 10-K filed on or about the date hereof, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent 4D Molecular Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. 4D Molecular Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

4D Molecular Therapeutics, Inc.

Statements of Operations

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Revenue:
Collaboration and license revenue	$85,209	$37
Operating expenses:
Research and development	195,696	141,299
General and administrative	49,060	46,579
Total operating expenses	244,756	187,878
Loss from operations	(159,547)	(187,841)
Other income, net	19,438	26,973
Net loss	$(140,109)	$(160,868)
Net loss per share, basic and diluted	$(2.42)	$(2.98)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	57,930,180	53,943,741

4D Molecular Therapeutics, Inc.

Balance Sheet Data

(in thousands)

	As of December 31,
	2025	2024
Cash, cash equivalents and marketable securities	$514,034	$505,460
Total assets	566,711	560,384
Total liabilities	61,047	49,778
Accumulated deficit	(716,304)	(576,195)
Total stockholders’ equity	505,664	510,606

Contacts:

Media:

Jenn Gordon

dna Communications

Media@4DMT.com

Investors:

Julian Pei

Head of Investor Relations and Strategic Finance

Investor.Relations@4DMT.com